Exhibit 10.59

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED DISTRIBUTION AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED DISTRIBUTION AGREEMENT is dated as of January 13, 2004 (this “Amendment”) and entered into by and among OnStar Corporation, XM Satellite Radio Holdings Inc., and XM Satellite Radio Inc. (collectively the “Parties,” and each, a “Party”).

WITNESSETH:

WHEREAS, the Parties have entered into a Second Amended and Restated Distribution Agreement dated as of January 28, 2003 (the “Original Agreement”); and

WHEREAS, the Parties desire to amend the Original Agreement pursuant to the terms hereof to provide, among other things, for certain payments under the Original Agreement to be made on a semi-annual basis; and

WHEREAS, certain capitalized terms used herein without definition shall have the respective meanings set forth in the Original Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

AMENDMENTS

1.1 Addition of New Definitions. Section 1 of the Original Agreement is amended by inserting the following new definitions in alphabetical order:

“Payment Date” means June 30, 2003, December 31, 2003, and the 26th day of January and the 26th day of July of each calendar year, beginning on July 26, 2004.

“Payment Period” means each period commencing on and including a Payment Date through, but not including, the next following Payment Date.

1.2 Amendment to Existing Definition. Section 1.1 of the Original Agreement is amended by amending and restating the following definition in its entirety:

“Stock Fair Market Value” means, with respect to the Class A Common Stock, the last reported sale price during regular trading hours on the date in question (or, if there is no reported sale on such date, the mean between the last high bid and low asked quotations on such date (it being understood that if the date in question is not a trading day, then the date in question shall be the immediately following trading day)) of one share of Class A

Common Stock on the principal exchange or the Nasdaq National Market on which the shares of Class A Common Stock are then listed for trading, as the case may be, or if the shares of Class A Common Stock are not listed for trading on any exchange or on the Nasdaq National Market or any similar system then in use, the mean between the closing high bid and low asked quotations of one share on the date in question as reported by Nasdaq or any similar quotation system then in use, or, if no such quotations are available, the fair market value on such date of one share of Class A Common Stock as the board of directors of Holdings shall determine in good faith.

1.2 Amendment to Section 4(c). Section 4(c) of the Original Agreement is amended by replacing the last two sentences of such section in their entirety with the following:

“Notwithstanding the foregoing, from and after January 1, 2003, XM may satisfy its obligation to make cumulative Subscriber Bounty payments of up to $35,000,000, at its option, by delivery of shares of Class A Common Stock. If XM elects to make a Subscriber Bounty payment in shares of Class A Common Stock, such shares of Class A Common Stock in respect of (i) a Subscriber Bounty payment on January 1 through and including June 30 of any calendar year shall be deliverable on July 26 of such calendar year and (ii) a Subscriber Bounty Payment due on July 1 through and including December 31 of any calendar year shall be deliverable on January 26 of the next succeeding calendar year. In all cases, shares of Class A Common Stock in respect of a Subscriber Bounty Payment shall be valued at the Stock Fair Market Value as of the delivery date.”

ARTICLE II

MISCELLANEOUS

2.1 Original Agreement. Except as specifically amended hereby, the Original Agreement shall continue to be in full force and effect and is hereby ratified by the Parties.

2.2 Effectiveness. This Amendment shall become effective only on the date on which that certain First Amendment to Note Purchase Agreement, dated as of the date hereof among XM, Holdings, and OnStar shall have become effective pursuant to Section 2.2. thereof.

2.3 Governing Law. This Amendment and all manners or issues collateral thereto shall be governed by the laws of the State of New York, without regard to its choice of law rules.

2.4 Counterparts. This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first written above.

XM SATELLITE RADIO INC.

Name:
Title:

XM SATELLITE RADIO HOLDINGS INC.

Name:
Title:

ONSTAR CORPORATION

Name:
Title:

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